MANAGEMENT’S ASSERTION ON COMPLIANCE WITH SEC REGULATION AB SERVICING CRITERIA

1.	Situs Holdings, LLC (the “Company” or “Situs”), a wholly-owned subsidiary of SitusAMC Holdings Corporation, is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB of the Securities and Exchange Commission (“SEC”), as of and for the year ended December 31, 2019 (the “Reporting Period”), as set forth in Appendix A hereto. The transactions covered by this report (collectively referred to as the “Special Servicing Platform” or the ‘Platform”) include asset-backed transactions and securities. This includes the asset-backed transactions and securities for which Situs acted as a special servicer, involving commercial mortgage loans, as defined in Appendix B.
2.	Except as set forth in paragraph 3 below, the Company used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria.
3.	The criteria listed in the column tided “Inapplicable Servicing Criteria” in Appendix A hereto are inapplicable to the Company based on the activities it performed, directly or through its Vendors, with respect to the Platform for the Reporting Period.
4.	During the Reporting Period, there were no additions, removals, or substitutions to the asset pools, therefore the Company-did not perform any servicing activities related to criteria 1122(d)(4)(iii) as of and for the year ended December 31, 2019.
5.	During the Reporting Period, there were no active assets carrying an escrow balance maintained by Situs or escrow disbursements due to be paid by Situs, therefore the Company did not perform any servicing activities related to criteria 1122(d)(4)(x)-(xiii) as of and for the year ended December 31, 2019. The only portfolio active during any part of the year ended December 31, 2019 to which these criterion are required to be considered per the corresponding transaction agreement was CSMC 2006-C1.
6.	During the Reporting Period, there were no loans charged off or accounts determined to be uncollectible, therefore the Company did not perform any servicing activities related to criteria 1122(d)(4)(xiv) as of and for the year ended December 31, 2019. The only portfolio active during any part of the year ended December 31, 2019 to which this criteria is required to be considered per the corresponding transaction agreement was CSMC 2006-C1.
7.	With respect to servicing criteria 1122(d)(2)(vii), the Company has engaged various Vendors to perform some or all of the activities required by these servicing criteria. Management has determined that these Vendors are not considered a “servicer” as defined in Item 11010) of Regulation AB, and has elected to take responsibility for assessing compliance with the servicing criteria applicable to each Vendor as permitted by the SEC’s Compliance & Disclosure Interpretation 200.06, Vendors Engaged by Servicers (“C&DI 200.06”), formerly Interpretation 17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations. As permitted by C&DI 200.06, management asserts that it has policies and procedures in place designed to provide reasonable assurance that the Vendor’s activities comply in all material respects with the servicing criteria applicable to each Vendor. Management is not aware of any material deficiencies in such policies and procedures or any material instances of non-compliance of the servicing criteria as relates to the Company by such Vendors. Management is solely responsible for determining that it meets the SEC requirements to apply C&DI 200.06 for the Vendors and related criteria.

8.	The Company has complied, in all material respects, with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB, as of December 31, 2019 and for the Reporting Period with respect to the Platform taken as a whole.
9.	Grant Thornton LLP, an independent registered public accounting firm, has issued an attestation report on the Company’s assertion on compliance with the applicable servicing criteria for the Reporting Period.

Situs Holdings, LLC
February 20, 2020

/s/ George Wisniewski

George Wisniewski

Executive Managing Director

APPENDIX B - The Platform

Portfolio	Servicing Agreement Date	Active for any part of the Year Ended 12/31/2019
Banc of California 2019,Q010	July 1, 2019
BANK 2019-BNK18	May 1, 2019
BBCMS 2019-C4	August 1, 2019
Benchmark 2019-B12	August 1, 2019
BFLD 2019-DPLO	October 9, 2019
BSPRT2018-FL3	April 5, 2018
BSPRT 2018-FL4	October 12, 2018
BSPRT 2019-FL5	May 30, 2019
BWAY 2019-1633	December 20, 2019
BX 2019-CALM	December 12, 2019
BX 2019-0C11	December 1, 2019
CAF 2016-1	May 1, 2016	X
CAF 2016-2	November 15, 2016	X
CAF 2018-1	June 9, 2018	X
CAF 2019-1	April 9, 2019	X
CAF 2019-2	July 9, 2019	X
CAF 2019-3	November 9, 2019
CGCMT 2019-GC41	August 1, 2019
COMM 2007-C9	August 1, 2007	X
COMM 2013-CCRE7	April 1, 2013	X
COMM 2013-CCRE11	October 1, 2013	X
COMM 2019-521F	June 20, 2019
COMM 2019-WCM	October 30, 2019
CSAIL 2019-C18	December 1, 2019
CSMC 2006-C1	March 1, 2006	X
CSMC 2019-ICE4	June 5, 2019
DBGS 2019-1735	April 6, 2019
First Foundation 2018-Q007	September 1, 2018
First Foundation 2019-Q011	September 1, 2019
First Republic 2018-Q008	December 1, 2018
FMBT 2019-FBLU	December 6, 2019
FREMF 2017-K67	September 1, 2017
FRESB 2015-SB8	November 1, 2015
FRESB 2016-SB19	July 1, 2016
FRESB 2019-SB60	March 1, 2019
Great Wolf Trust 2019-WOLF	December 30, 2019
GSMS 2019-70P	October 23, 2019
HBST 2015-HBS	November I, 2015
Hudson Yards 2019-30HY	July 6, 2019
JPMCC 2019-ICON	April 1, 2019

JPMCC 2019-MFP	July 18, 2019
JPMCC 2019-OSB	June 13, 2019
KNDL 2019-KNSQ	May 30, 2019
LBS 2017-Q004	September 1, 2017
LNCR 2019-CRE2	May 30, 2019
LNCR 2019-CRE3	May 30, 2019
LoanCore 2018-CRE1	June 5, 2018
MARG 2019-MARG	May 30, 2019
MBRT 2019-MBR	December 19, 2019
MEZZ CAP 2006-C4	December 1, 2006	X
MEZZ CAP 2007-C5	January I, 2008	X
MFTII 2019-B3B4	July 11, 2019
MSC 2011-C2	June 1, 2011	X
MSC 2019-L3	November 1, 2019
NCMS 2019-LVL	April 23, 2019
NCMS 2019-NEMA	March 29, 2019
Opus Bank 2016-Q003	December 1, 2016
PRIMA 2019-1S	August 23, 2019
PRIMA 2019-RK1	June 27, 2019
PRIMA 2019-VII	October 22, 2019
Selkirk 1	December 13, 2013
Selkirk 2	December 13, 2013
Selkirk 3	September 26, 2014
SGCP 2019-FL2	June 5, 2019
SLIDE 2018-FUN	September 28, 2018
TPG 2018-FL2	November 29, 2018
TPG 2019-FL3	October 25, 2019
UBS 2019-C16	April 1, 2019
UBS 2019-C18	December 1, 2019
WBCMT 2005-C18	May 1, 2005

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